PBF Energy Reports Third Quarter 2015 Results, Declares Dividend of $0.30 Per Share

•	Third Quarter EBITDA of $351.5 million, excluding special items

•
Third Quarter Adjusted Fully-Converted EPS of $1.85, based on Adjusted Fully-Converted Net Income of $169.4 million, excluding special items (GAAP EPS of $0.50, based on GAAP Net Income of $42.8 million)

•	Raised $344.0 million in net proceeds from successful equity offering

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - October 29, 2015 - PBF Energy Inc. (NYSE: PBF) today reported third quarter 2015 Operating Income, excluding special items, of $298.4 million as compared to Operating Income of $284.1 million for the third quarter of 2014. Special items in the third quarter 2015 results include a net, non-cash, after-tax $124.6 million, or $1.36 per share, lower-of-cost-or-market ("LCM") inventory adjustment which decreased operating income. Our inventory is assessed for a potential LCM adjustment on a quarterly-basis and future adjustments based on movements of hydrocarbon prices could have a non-cash, positive or negative impact to our reported earnings.

Adjusted Fully-Converted Net Income for the third quarter 2015, excluding special items, was $169.4 million, or $1.85 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Fully-Converted Net Income of $155.6 million, or $1.60 per share, for the third quarter 2014. On a GAAP basis, the company reported a third quarter 2015 Net Income of $55.5 million, and Net Income attributable to PBF Energy Inc. of $42.8 million or $0.50 per share. This compares to GAAP Net Income of $170.0 million, and Net Income attributable to PBF Energy Inc. of $141.0 million or $1.61 per share for the third quarter 2014. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 53.7% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “We benefited from a strong market in the third quarter that translated into solid earnings for our entire refining system. Our Mid-Continent asset outperformed and the East Coast delivered yet another positive quarter, demonstrating the flexibility of our operations and the benefits of having strategically located, complex refineries.”

Mr. Nimbley continued, “At the end of the quarter, PBF announced that we have entered into an agreement to purchase ExxonMobil's Torrance refinery in California. In conjunction with the previously announced Chalmette acquistion, the addition of these two assets will establish PBF Energy as the fourth largest independent refiner in North America with a presence in all of the U.S. coastal markets and the robust Mid-Continent market.” Mr. Nimbley concluded, “Subsequent to the end of the quarter, PBF Energy closed a successful equity offering, raising $344.0 million in net proceeds, which are intended to be used to fund portions of our pending transactions. Our focus now is to continue to operate our existing plants in a safe, reliable and environmentally responsible fashion and to work towards the successful closing and integration of the Chalmette and Torrance acquisitions.”

Raised $344.0 million in net proceeds from successful equity offering
On October 13, 2015, PBF closed its previously announced underwritten public offering (the “Offering”) of 11,500,000 shares of its Class A common stock, including the exercise in full by the underwriters of their option to purchase up to 1,500,000 additional shares, at $31.00 per share. Net proceeds to PBF Energy, after deducting underwriting discounts and estimated expenses, were approximately $344.0 million.

Previously announced Chalmette Refining LLC and Torrance Refinery acquisitions
On June 18, 2015, PBF announced that its subsidiary signed a definitive agreement to purchase Chalmette Refining, LLC, consisting of the 189,000 barrel per day Chalmette Refinery and related logistics assets, from ExxonMobil and PDV Chalmette, LLC. The purchase price for the assets is $322 million, plus working capital to be valued at closing. The transaction is expected to close in the middle of the fourth quarter 2015, subject to customary closing conditions and regulatory approvals.

On September 30, 2015, PBF announced that its subsidiary signed a definitive agreement to purchase the 155,000 barrel per day Torrance refinery, and related logistics assets, from ExxonMobil. The purchase price for the assets is $537.5 million, plus working capital to be valued at closing. The Torrance transaction is expected to close in the second quarter of 2016, subject to customary closing conditions and regulatory approvals. The refinery will be restored to full working order prior to close.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on November 24, 2015, to holders of record as of November 9, 2015.

PBF Energy Inc. Share Repurchase Program
On August 19, 2014, PBF announced that its board of directors authorized the repurchase of up to $200 million of PBF Class A common stock. On October 29, 2014, the board of directors approved a $100 million increase to the existing authorization, for a total repurchase authorization of $300 million. The repurchase authorization expires on September 30, 2016.

These repurchases may be made from time to time through various methods, including open market transactions, block trades, accelerated share repurchases, privately negotiated transactions or otherwise, certain of which may be effected through Rule 10b5-1 and Rule 10b-18 plans. The timing and number of shares repurchased will depend on a variety of factors, including price, capital availability, legal requirements and economic and market conditions. PBF is not obligated to purchase any shares under the repurchase program, and repurchases may be suspended or discontinued at any time without prior notice.

As of the end the third quarter, 6,050,717 shares of Class A common stock have been repurchased at an average price of approximately $24.92 per share, including broker fees. After giving effect to shares already purchased under the program, the company has approximately $149 million of available repurchasing authorization under the program going forward. At the end of the quarter, there were 91,005,208 shares of Class A common stock and PBF Energy Company LLC Series A Units outstanding.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, October 29, 2015, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ315. The audio replay will be available two hours after the end of the call through November 14, 2015, by dialing (800) 388-5895 or (402) 220-1110.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC and in PBF Logistics LP's filings with the SEC, as well as the risks and uncertainties that our previously announced Chalmette and Torrance acquisitions may not close when we expect, or at all, that our plans for financing the acquisitions may change and that the acquisitions may pose unforeseen risks and/or may not have the benefits we expect. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also indirectly owns the general partner and approximately 53.7% of the limited partner interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$3,217,640	$5,260,003	$9,763,440	$15,308,155

Costs and expenses:
Cost of sales, excluding depreciation	2,822,444	4,670,908	8,319,404	13,754,048
Operating expenses, excluding depreciation	203,860	202,625	635,948	682,246
General and administrative expenses	53,293	34,339	128,562	103,976
(Gain) loss on sale of assets	(142)	18	(1,133)	(162)
Depreciation and amortization expense	48,133	68,010	144,401	135,887
	3,127,588	4,975,900	9,227,182	14,675,995

Income from operations	90,052	284,103	536,258	632,160

Other income (expenses):
Change in fair value of catalyst leases	4,994	5,543	8,982	1,204
Interest expense, net	(28,026)	(24,374)	(77,094)	(75,831)
Income before income taxes	67,020	265,272	468,146	557,533
Income tax expense	11,525	95,260	151,072	158,413
Net income	55,495	170,012	317,074	399,120
Less: net income attributable to noncontrolling interests	12,696	29,042	51,144	159,746
Net income attributable to PBF Energy Inc.	$42,799	$140,970	$265,930	$239,374

Net income available to Class A common stock per share:
Basic	$0.50	$1.61	$3.11	$3.35
Diluted	$0.49	$1.60	$3.06	$3.32
Weighted-average shares outstanding-basic	85,845,583	87,656,611	85,401,028	71,544,080
Weighted-average shares outstanding-diluted	91,496,283	97,344,515	91,557,371	72,071,903

Dividends per common share	$0.30	$0.30	$0.90	$0.90

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$44,781	$155,566	$280,603	$330,519
Adjusted fully-converted net income per fully exchanged, fully diluted share (Note 1)	$0.49	$1.60	$3.06	$3.39
Adjusted fully-converted shares outstanding - diluted	91,496,283	97,344,515	91,557,371	97,391,667

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME TO		September 30,		September 30,
ADJUSTED FULLY-CONVERTED NET INCOME (Note 1)		2015	2014	2015	2014

Net income attributable to PBF Energy Inc.		$42,799	$140,970	$265,930	$239,374
Add:	Net income attributable to the noncontrolling interest (Note 2)	3,315	24,408	24,536	152,416
Less:	Income tax expense (Note 3)	(1,333)	(9,812)	(9,863)	(61,271)
Adjusted fully-converted net income		$44,781	$155,566	$280,603	$330,519
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	208,313	—	81,147	—
Less:	Recomputed income taxes on special items (Note 5)	(83,742)	—	(32,621)	—
Adjusted fully-converted net income excluding special items (Note 4)		$169,352	$155,566	$329,129	$330,519

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		91,496,283	97,344,515	91,557,371	72,071,903
Conversion of PBF LLC Series A Units (Note 7)		—	—	—	25,319,764
Fully-converted shares outstanding - diluted		91,496,283	97,344,515	91,557,371	97,391,667

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$0.49	$1.60	$3.06	$3.39

Adjusted fully-converted net income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$1.85	$1.60	$3.59	$3.39

		Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO		September 30,		September 30,
INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2015	2014	2015	2014

Income from operations		$90,052	$284,103	$536,258	$632,160
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	208,313	—	81,147	—
Income from operations excluding special items (Note 4)		$298,365	$284,103	$617,405	$632,160

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
RECONCILIATION OF NET INCOME TO EBITDA		2015	2014	2015	2014

Net income		$55,495	$170,012	$317,074	$399,120
Add:	Depreciation and amortization expense	48,133	68,010	144,401	135,887
Add:	Interest expense, net	28,026	24,374	77,094	75,831
Add:	Income tax expense	11,525	95,260	151,072	158,413
EBITDA		$143,179	$357,656	$689,641	$769,251
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	208,313	—	81,147	—
EBITDA excluding special items (Note 4)		$351,492	$357,656	$770,788	$769,251

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

EBITDA		$143,179	$357,656	$689,641	$769,251
Add:	Non-cash LCM inventory adjustment (Note 5)	208,313	—	81,147	—
Add:	Stock based compensation	3,362	2,454	8,756	5,377
Add:	Change in tax receivable agreement liability	(2,215)	(2,990)	(2,215)	(2,990)
Add:	Net non-cash change in fair value of catalyst leases	(4,994)	(5,543)	(8,982)	(1,204)
Adjusted EBITDA		$347,645	$351,577	$768,347	$770,434

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2015	2014

Cash, cash equivalents and marketable securities	$707,078	$632,803
Inventories	1,101,182	1,102,261
Total assets	5,107,176	5,196,288
Total long-term debt	1,381,122	1,260,349

Total equity	$1,890,970	$1,693,316
Special Items (Note 4)
Add: Net non-cash LCM inventory adjustment (Note 5)	81,147	690,110
Less: Recomputed income taxes on special items (Note 5)	(32,621)	(277,424)
Net impact of special items to equity	$48,526	$412,686
Total equity excluding special items (Note 4)	$1,939,496	$2,106,002

Net debt to capitalization ratio	26%	27%
Net debt to capitalization ratio, excluding special items	26%	23%
Total debt to capitalization ratio	42%	43%
Total debt to capitalization ratio, excluding special items	42%	37%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows provided by operations	$240,399	$352,961
Cash flows used in investing activities	(166,942)	(521,311)
Cash flows provided by financing activities	1,499	568,773
Net increase in cash and cash equivalents	74,956	400,423
Cash and cash equivalents, beginning of period	397,873	76,970
Cash and cash equivalents, end of period	$472,829	$477,393
Marketable securities	234,249	264,913
Net cash, cash equivalents and marketable securities	$707,078	$742,306

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended September 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,217,640	$37,082	$—	$(37,082)	$3,217,640
Depreciation and amortization	44,366	1,649	2,118	—	48,133
Income (loss) from operations	114,925	27,463	(52,336)	—	90,052
Interest expense, net	4,110	7,180	16,736	—	28,026
Capital expenditures	$81,969	$962	$573	$—	$83,504

	Three Months Ended September 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,260,003	$17,060	$—	$(17,060)	$5,260,003
Depreciation and amortization	63,532	1,177	3,301	—	68,010
Income (loss) from operations	316,244	5,942	(38,083)	—	284,103
Interest expense, net	5,314	827	18,233	—	24,374
Capital expenditures	$110,340	$14,874	$32,642	$—	$157,856

	Nine Months Ended September 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,763,440	$104,796	$—	$(104,796)	$9,763,440
Depreciation and amortization	131,817	4,919	7,665	—	144,401
Income (loss) from operations	591,005	71,914	(126,661)	—	536,258
Interest expense, net	13,387	14,065	49,642	—	77,094
Capital expenditures	$332,544	$1,182	$2,183	$—	$335,909

	Nine Months Ended September 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,308,155	$29,409	$—	$(29,409)	$15,308,155
Depreciation and amortization	122,858	2,906	10,123	—	135,887
Income (loss) from operations	741,483	4,491	(113,814)	—	632,160
Interest expense, net	20,404	1,183	54,244	—	75,831
Capital expenditures	$250,701	$40,993	$39,050	$—	$330,744

	Balance at September 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,062,727	$432,663	$636,058	$(24,272)	$5,107,176

	Balance at December 31, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,313,806	$410,141	$483,971	$(11,630)	$5,196,288

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 10)	2015	2014	2015	2014
Dated Brent Crude	$50.36	$101.93	$55.54	$106.52
West Texas Intermediate ("WTI") crude oil	$46.45	$97.56	$50.93	$99.77
Crack Spreads:
Dated Brent (NYH) 2-1-1	$17.60	$13.91	$17.75	$13.07
WTI (Chicago) 4-3-1	$24.03	$16.63	$20.09	$17.40
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$3.91	$4.36	$4.61	$6.75
Dated Brent less Maya (heavy, sour)	$7.60	$11.06	$8.12	$14.52
Dated Brent less WTS (sour)	$2.29	$13.14	$4.14	$13.95
Dated Brent less ASCI (sour)	$5.08	$5.02	$4.43	$7.39
WTI less WCS (heavy, sour)	$14.52	$20.06	$11.58	$20.70
WTI less Bakken (light, sweet)	$3.26	$6.43	$3.49	$4.98
WTI less Syncrude (light, sweet)	$1.02	$4.12	$(1.19)	$1.97
Natural gas (dollars per MMBTU)	$2.73	$3.95	$2.76	$4.41

Key Operating Information
Production (barrels per day ("bpd") in thousands)	473.2	496.8	473.4	465.3
Crude oil and feedstocks throughput (bpd in thousands)	475.4	495.5	478.1	465.9
Total crude oil and feedstocks throughput (millions of barrels)	43.7	45.6	130.5	127.2
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$12.97	$12.60	10.95	$12.04
Refinery operating expense per barrel of throughput (Note 12)	$4.57	$4.41	$4.79	$5.34
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	9%	12%	12%	13%
Medium	54%	43%	50%	44%
Light	26%	34%	27%	34%
Other feedstocks and blends	11%	11%	11%	9%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	46%	47%	47%
Distillates and distillate blendstocks	34%	36%	35%	36%
Lubes	1%	2%	2%	2%
Chemicals	3%	3%	3%	3%
Other	14%	13%	13%	12%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015		2014	2015	2014
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	297.5		342.2	318.5	318.2
Crude oil and feedstocks throughput (bpd in thousands)	301.8		344.1	325.4	320.4
Total crude oil and feedstocks throughput (millions of barrels)	27.8		31.7	88.8	87.5
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$10.98		$10.78	$9.33	$10.18
Refinery operating expense per barrel of throughput (Note 12)	$4.79		$3.99	$4.77	$5.22
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	14%		17%	18%	19%
Medium	64%		47%	56%	48%
Light	6%		21%	11%	20%
Other feedstocks and blends	16%		15%	15%	13%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%		44%	46%	45%
Distillates and distillate blendstocks	33%		36%	34%	36%
Lubes	2%		2%	2%	2%
Chemicals	2%		2%	2%	2%
Other	17%	15	15%	15%	14%
Total yield	99%		99%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	175.7		154.6	154.9	147.1
Crude oil and feedstocks throughput (bpd in thousands)	173.6		151.4	152.7	145.5
Total crude oil and feedstocks throughput (millions of barrels)	15.9		13.9	41.7	39.7
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$16.44		$16.73	$14.43	$16.14
Refinery operating expense per barrel of throughput (Note 12)	$4.19		$5.36	$4.85	$5.61
Crude and feedstocks (% of total throughput) (Note 13):
Medium	35%		35%	36%	35%
Light	63%		63%	62%	63%
Other feedstocks and blends	2%		2%	2%	2%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%		50%	51%	50%
Distillates and distillate blendstocks	36%		37%	36%	37%
Chemicals	5%		6%	5%	6%
Other	8%		9%	10%	9%
Total yield	101%		102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$150,815	$3.45	$322,084	$7.10
Less: Affiliate revenues of PBFX	(37,082)	(0.85)	(14,744)	(0.32)
Add: Affiliate cost of sales of PBFX	1,118	0.03	—	—
Add: Refinery operating expenses	200,014	4.57	202,625	4.41
Add: Refinery depreciation	44,366	1.01	64,386	1.41
Gross refining margin	$359,231	$8.21	$574,351	$12.60
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	208,313	4.76	—	—
Gross refining margin excluding special items (Note 4)	$567,544	$12.97	$574,351	$12.60

	Nine Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2014
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$686,401	$5.26	$746,567	$5.89
Less: Affiliate revenues of PBFX	(101,413)	(0.78)	(22,526)	(0.18)
Add: Affiliate cost of sales of PBFX	6,394	0.05	—	—
Add: Refinery operating expenses	625,542	4.79	682,246	5.34
Add: Refinery depreciation	132,093	1.01	125,294	0.99
Gross refining margin	$1,349,017	$10.33	$1,531,581	$12.04
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	81,147	0.62	—	—
Gross refining margin excluding special items (Note 4)	$1,430,164	$10.95	$1,531,581	$12.04

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable U.S. generally accepted accounting principles ("GAAP") measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the Company's statutory corporate tax rate of approximately 40.2% for the 2015 and 2014 periods applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the third quarter of 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of $208.3 million reflecting the change in the lower of cost or market inventory reserve from $562.9 million at June 30, 2015 to $771.3 million at September 30, 2015. During the nine months ended September 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of $81.1 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $771.3 million at September 30, 2015.The net impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 1,789,500 and 2,867,000 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2015, respectively. Common stock equivalents excludes the effects of options to purchase 1,976,875 and 1,991,875 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2014, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2015, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack. The Logistics segment's results include financial information of the predecessor of PBFX for periods presented prior to May 13, 2014, and the financial information of PBFX for periods beginning on or after May 14, 2014, the completion date of the PBFX initial public offering ("PBFX Offering"). Prior to the PBFX Offering, the DCR West Rack acquisition, the Toledo Storage Facility acquisition and the Delaware City Products Pipeline and Truck Rack acquisition, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue, other than certain intra-entity revenue recognized by the Delaware City Products Pipeline and Truck Rack, and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.